Exhibit 99.2

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$47,151	$281,264
Available-for-sale securities	14,329	22,986
Accounts receivable, net	33,734	29,368
Prepaid and other current assets	75,929	63,919
Deferred income taxes	88,481	88,485

Total current assets	259,624	486,022

Property and equipment, net	3,165,156	3,218,124
Goodwill	2,188,327	2,189,767
Other intangible assets, net	1,782,129	1,820,876
Deferred income taxes	488,385	482,710
Notes receivable and other long-term assets	436,291	415,720

Total	$8,319,912	$8,613,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$173,587	$187,634
Accrued interest	53,079	41,319
Current portion of long-term obligations	1,643	253,907
Unearned revenue	78,009	86,769

Total current liabilities	306,318	569,629

Long-term obligations	3,570,293	3,289,109
Other long-term liabilities	446,281	365,974

Total liabilities	4,322,892	4,224,712

Minority interest in subsidiaries	3,502	3,591

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,457	4,378
Additional paid-in capital	7,627,891	7,502,472
Accumulated deficit	(2,737,461)	(2,733,920)
Accumulated other comprehensive income	7,855	16,079
Treasury stock	(909,224)	(404,093)

Total stockholders’ equity	3,993,518	4,384,916

Total	$8,319,912	$8,613,219

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
REVENUES:
Rental and management	$346,029	$316,259
Network development services	6,445	4,150

Total operating revenues	352,474	320,409

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	83,761	79,541
Network development services	3,522	2,071
Depreciation, amortization and accretion	130,194	133,261
Selling, general, administrative and development expense (1)	48,643	36,313
Impairments, net loss on sale of long-lived assets, restructuring and merger related expense	244	1,514

Total operating expenses	266,364	252,700

INCOME FROM OPERATIONS	86,110	67,709

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,498	3,498
Interest income	3,617	1,358
Interest expense	(53,274)	(54,257)
Loss on retirement of long-term obligations	(4,152)	(21,577)
Other income	2,998	3,729

Total other expense	(47,313)	(67,249)

INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	38,797	460

Income tax provision	(17,631)	(1,826)
Minority interest in net earnings of subsidiaries	(88)	(257)
Income on equity method investments	2	4

INCOME (LOSS) FROM CONTINUING OPERATIONS	21,080	(1,619)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET	1,148	(318)

NET INCOME (LOSS)	$22,228	$(1,937)

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE AMOUNTS
Income (loss) from continuing operations	$0.05	$(0.01)
Income (loss) from discontinued operations	—	—

BASIC AND DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.05	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	421,627	417,379

DILUTED	439,557	417,379

(1)	Selling, general, administrative and development expense includes $16,667 and $9,511 of stock-based compensation expense for the three months ended March 31, 2007 and March 31, 2006, respectively.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income (loss)	$22,228	$(1,937)
Non-cash items reflected in statements of operations	152,344	158,617
Non-cash stock compensation expense	16,667	9,511
Increase in assets	(30,765)	(30,762)
Increase in liabilities	10,913	16,267

Cash provided by operating activities	171,387	151,696

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(31,445)	(28,376)
Payments for acquisitions	(10,061)	(724)
Proceeds from sale of businesses, investments and other long-term assets	9,095	1,636
Deposits and other long-term assets	65	(50)

Cash used for investing activities	(32,346)	(27,514)

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Borrowings under credit facilities	310,000	179,000
Repayment of notes payable, credit facilities and capital leases	(225,849)	(182,024)
Purchases of Class A common stock	(499,013)	(162,680)
Proceeds from stock options, warrant and stock purchase plans	46,845	16,179
Deferred financing costs and other financing activities	(5,137)	(1,785)

Cash used for financing activities	(373,154)	(151,310)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(234,113)	(27,128)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	281,264	112,701

CASH AND CASH EQUIVALENTS, END OF PERIOD	$47,151	$85,573

CASH PAID FOR INCOME TAXES	$4,547	$7,333

CASH PAID FOR INTEREST	$39,793	$34,971